UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2019

2050 MOTORS, INC.

(Exact name of Registrant as specified in its Charter)

California	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

25 N River Lane Suite 2050, Geneva, IL 60134

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

2050 Motors, Inc. is referred to herein as “we”, “us”, or “us”

ITEM 8.01 Other Events

On July 30, 2019, we obtained a legal opinion that our obligations for liquidated damages under a loan agreement, which we have been accruing since we received a notice of default from a third-party lender on June 25, 2018, are no longer valid or enforceable against the Company. According to counsel, these financial obligations should be reduced by the amount of derivative liability accounted for regarding the January 6, 2017 Note, or $876,058, which specifically includes $616,199 of penalties that were accounted for in “total accrued expenses” on our balance sheet as of March 31, 2019. Counsel has opined that such liability has been discharged and that there is no longer any contractual right for the lender to receive or a contractual obligation for us to pay these sums either on demand or on a future fixed and determinable date, and that these liabilities should not be included in the financial statements of 2050. In any litigation to recover said sums, counsel believes 2050 would be able to demonstrate that the debt and associated liquidated damages have been extinguished by the payments and conversions of debt into the common stock of 2050, which have already occurred. Removing these liquidated damages from our balance sheet eliminates a significant liability that would have been convertible into common stock and substantially improves the Company’s balance sheet.

Item 9.01. Exhibits

(a) Exhibits. The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Legal Opinion Don A. Paradiso, P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2050 MOTORS, INC.

Date: July 30, 2019	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer